UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 18, 2008

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 203-3856
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities.

On June 18, 2008, Colombia Goldfields Ltd. (the “Company”) announced that it has closed a private placement of 11,167,000 special warrants (the “Special Warrants”) at a price of US$0.85 per Special Warrant, providing the Company with gross proceeds of approximately U.S. $9.5 million.  Each Special Warrant will be automatically exercised for no additional consideration to acquire one unit (the "Units"), subject to adjustment in certain events, at 5:00 pm (Toronto time) on the earliest of (a) the third business day after the date that a receipt is issued by the securities regulatory authorities in the jurisdictions of Canada where the Special Warrants are sold for the final prospectus qualifying the distribution of the Units to be issued upon the exercise of the Special Warrants, and (b) the date that is four months and one day following the closing date of the offering. Each Unit will consist of one common share of the Company (the "Common Shares") and one Common Share purchase warrant of the Company (the "Warrants").  Each Warrant will entitle the holder thereof to acquire one Common Share at a price of US$1.50 at any time until 4:00 p.m. (Toronto time) on the date which is 60 months following the closing date of the offering.

In connection with the offering, the Company paid fees and expenses of $751,530.78 and issued 754,690 special broker warrants (the “Special Broker Warrants”) to the agents retained for the offering, each Special Broker Warrant exercisable for no additional consideration into broker warrants of the Company (the “Broker Warrants”), and each Broker Warrant entitling the holder thereof, subject to shareholder approval, to purchase one Common Share at an exercise price of U.S.$0.85 per Common Share during the period ending 24 months following the closing date of the offering.

The offering was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“Section 4(2)”). All offers and sales were made in compliance with the requirements of the exemption from registration provided by Section 4(2).

Item 8.01.     Other Events.

On June 18, 2008, the Company issued the press release attached hereto as Exhibit 99.1, pursuant to Rule 135c under the Securities Act of 1933, as amended.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release of the Company issued on June 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2008	Colombia Goldfields Ltd.

	By:	/s/ James Kopperson
	Name:	James Kopperson
	Title:	Chief Financial Officer